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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT
-----------------------------



The Board of Directors
Sealright Co., Inc.


The Board of Directors
JPS Packaging Company



We consent to the use of our report dated February 9, 1998, except for note 11 which was as of March 2, 1998, incorporated by reference herein and our report dated April 21, 1998 included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



KPMG Peat Marwick LLP
Kansas City, Missouri
June 8, 1998